Exhibit 99.1

SWS Reports 13 Percent Increase in Third Quarter Net Income

DALLAS, May 6, 2008 – SWS Group, Inc. (NYSE: SWS) today reported net income of $8.6 million, or diluted earnings per share (EPS) of 32 cents, on net revenues of $74.1 million for the company’s third fiscal quarter ended March 28, 2008. Net revenue is total revenue less interest expense.

The results represent increases in net income, EPS and net revenues of 13 percent, 14 percent and 17 percent, respectively, as compared to those for the prior year’s third quarter when SWS reported net income of $7.6 million, diluted EPS of 28 cents and net revenues of $63.5 million.

For the first three quarters of fiscal 2008, SWS earned net income of $23.6 million, or diluted EPS of 86 cents, compared with net income of $30.7 million, or diluted EPS of $1.13, in the comparable period of the prior fiscal year. Nine month net revenues increased to $213.8 million from $208.2 million.

The company repurchased 551,056 shares of SWS common stock in the third quarter at a cost of $6.1 million, or an average price of $11.07 per share. Book value per share declined to $11.69 from $11.97 a year ago, largely as a result of a $1 per share special dividend paid to shareholders at the beginning of the current fiscal year.

Subsequent to the end of the third quarter, SWS completed the acquisition of California-based M.L. Stern & Co., LLC and its wholly owned subsidiary, Tower Asset Management, LLC (collectively, “Stern”). The assets and liabilities as well as the financial results of the acquired companies will be included in SWS’ consolidated financial statements beginning on April 1 and will be reported as part of SWS’ fourth quarter 2008 results.

“We are pleased with the progress our business units made during the quarter,” said SWS Group President and Chief Executive Officer Donald W. Hultgren. “Our institutional business segment had an especially strong quarter in both revenues and pre-tax profits. SWS has talented and motivated managers who have done a good job during the difficult and turbulent markets of the past several months, and I cannot say enough about the efforts of our employees who are simply the best.”

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SWS Group Announces Third Quarter Results / 2

“The acquisition of M.L. Stern represents an important step forward,” Mr. Hultgren continued. “Through Stern, we gain a strong foothold in the high-net-worth California marketplace with an established branch network and affluent customer base.” The Stern transaction adds $4 billion in customer assets under custody and doubles the company’s private client advisor network by adding approximately 100 financial advisors.

Third quarter net revenues increased $10.6 million from year-ago levels. Commissions increased $5.3 million, primarily as a result of increased volumes and client activity in the institutional segment. Net interest increased $5.1 million as spreads increased substantially in the stock loan business.

Operating expenses for the third quarter increased $7.9 million over those recorded in the prior year’s third quarter. The largest increases were in commissions and other employee compensation, $5.7 million, and other expenses, $2.9 million, partially offset by a decrease of $1.2 million in floor brokerage and clearing organization charges. The increase in commissions and other employee compensation included additional headcount at the bank and increased commissions and incentive compensation, primarily for revenue producers. Other expenses included a $739,000 increase in the bank’s provision for loan losses and $1.1 million in increased fees for professional and legal services. Floor brokerage and clearing organization charges declined because of a higher annual refund from Depository Trust & Clearing Corporation (DTCC).

For the nine-month period, net revenues increased $5.7 million compared with the same period of fiscal 2007. Commissions increased $10.3 million and net interest increased $6.2 million. A $10.5 million decrease in net gains on principal transactions partially offset these improvements. The increase in commissions resulted primarily from an improved business environment for the taxable and municipal fixed income areas and the addition of new fixed income advisors. Net interest increased because of wider spreads in the stock loan business. Net gains on principal transactions declined as a result of transferring ownership of 103,898 shares of NYSE Euronext, Inc. (NYX) common stock from Southwest Securities to SWS Group.

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SWS Group Announces Third Quarter Results / 3

Operating expenses increased $13.2 million for the nine-month period as compared with expenses for the nine-month period last year. The largest increases occurred in commissions and other employee compensation, $7.5 million, occupancy, equipment and computer service costs, $2.3 million, and other expenses, $3.7 million. These were partially offset by a decrease in floor brokerage and clearing organization charges of $1.5 million. The increase in employee compensation primarily resulted from higher incentive compensation of $5.5 million as well as costs associated with new clearing and bank personnel. Maintenance expenses for the CSS software system accounted for most of the increase in occupancy, equipment and computer service costs. Other expenses increased primarily because of a $1.8 million increase in the bank’s loan loss provision and higher professional services fees of $1.3 million. The decrease in floor brokerage and clearing organization charges resulted from the previously mentioned DTCC refund.

Clearing segment net revenues decreased 9 percent in the third quarter compared with the prior year’s third quarter despite an increase in tickets processed. Third quarter transactions increased to 8.9 million from 3.9 million a year earlier as volume from day trading customers more than doubled. These customers pay substantially lower rates than full-service, general securities clients. Clearing’s third quarter pre-tax income declined to $3 million from $4.8 million in the third quarter a year ago. Operating expenses increased $932,000, or 20 percent, as a result of higher compensation, information technology and other expenses.

Retail segment net revenues were down 3 percent for the third quarter as compared with net revenues for the comparable period a year ago. Retail segment pre-tax income for the third quarter was down approximately one-third to $2 million. Private Client Group and SWS Financial Services commissions declined 7 percent, and assets under management decreased to $6.9 billion from $7.1 billion. The decrease in commissions was offset by a 30 percent increase in advisory fee revenue from managed accounts, advisory fees and money market fees. Reduced spreads earned on customer balances largely accounted for the 34 percent decrease in net interest revenue allocated to retail.

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SWS Group Announces Third Quarter Results / 4

Institutional segment net revenues increased 53 percent for the third quarter to $33.8 million from $22.1 million in the third quarter a year ago. Pre-tax income for the institutional segment increased 118 percent to $13.5 million from $6.2 million. Institutional commissions increased 64 percent as volumes in the taxable and municipal areas improved. The institutional segment’s net interest revenue increased 130 percent for the third quarter primarily as a result of an increase in the spread earned on securities lending balances and higher average balances. Corporate investments in tax-exempt municipal auction rate bonds also increased net interest revenue in the municipal business unit. Partially offsetting the segment’s improvements were declines in portfolio trading, investment banking fees and lower inventories, which reduced the trading profits in the taxable fixed income unit.

Bank segment net revenues increased 13 percent for the third quarter to $13.9 million from $12.3 million while pre-tax income decreased 16 percent to $4.8 million from $5.7 million as compared with third quarter results a year ago. Net interest revenues increased $555,000 as a result of increased loan volume, primarily in loans held for sale. A $1.1 million increase in other revenue in the bank segment resulted primarily from the sale of the bank’s factoring business. Operating expenses in the bank segment increased 39 percent for the third quarter as the bank increased its provision for loan losses, added new employees, and experienced higher fees and other expenses.

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., M.L. Stern & Co., LLC, SWS Financial Services, Inc., Southwest Securities, FSB and Southwest Insurance Agency.

Forward-Looking Statements

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, customer margin loan activity, credit worthiness of our correspondents and customers, demand for housing, and other factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

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FINANCIAL STATEMENTS FOLLOW

SWS Group Announces Third Quarter Results / 5

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

SWS has included the presentation of income from continuing operations and diluted earnings per share from continuing operations, excluding the impact of the gain realized with our investment in NYX common stock. SWS believes this presentation is useful to investors because it is more indicative of SWS’ income and diluted earnings per share from ongoing operations. Management has provided this information to assist the reader in understanding the impact of our investment in NYX common stock for fiscal 2007 and fiscal 2008. While management believes these non-GAAP financial measures are useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

(In thousands, except per share amounts)

	Three months ended 3/28/2008	Three months ended 3/30/2007
Income from continuing operations	$8,592	$7,590
Impact of investment in NYX common stock	—	244

Adjusted income from continuing operations	$8,592	$7,834

EPS from continuing operations – diluted – GAAP	$0.32	$0.28
Impact of investment in NYX common stock	—	—

EPS from continuing operations – diluted – adjusted	$0.32	$0.28

Third Quarter Segment Results

(In thousands)

	Three months ended 3/28/2008		Three months ended 3/30/2007
	Net Revenue	Pre-tax Income	Net Revenue	Pre-tax Income
Clearing	$8,666	$3,015	$9,538	$4,819
Retail	19,165	1,977	19,800	3,007
Institutional	33,767	13,536	22,124	6,212
Bank	13,874	4,800	12,265	5,728
Other Consolidated Entities	(1,400)	(9,376)	(223)	(8,513)

Consolidated	$74,072	$13,952	$63,504	$11,253

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SWS Group Announces Third Quarter Results / 6

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

March 28, 2008 and June 29, 2007

(In thousands, except par values and share amounts)

	March 28, 2008 (Unaudited)	June 29, 2007
Assets
Cash and cash equivalents	$28,402	$128,760
Assets segregated for regulatory purposes	359,765	319,265
Receivable from brokers, dealers and clearing organizations	3,089,675	3,117,766
Receivable from clients, net of allowances	291,984	344,125
Loans held for sale	352,482	148,013
Loans, net	871,391	756,037
Securities owned, at market value	217,539	119,621
Securities purchased under agreements to resell	9,486	42,486
Goodwill	7,552	7,552
Marketable equity securities available for sale	7,740	3,793
Other assets	97,093	87,167

Total assets	$5,333,109	$5,074,585

Liabilities and Stockholders’ Equity
Short-term borrowings	$103,081	$4,000
Payable to brokers, dealers and clearing organizations	3,010,004	3,051,956
Payable to clients	608,870	581,118
Deposits	1,049,442	897,150
Securities sold under agreements to repurchase	5,648	17,829
Securities sold, not yet purchased, at market value	38,340	63,470
Drafts payable	23,086	25,718
Advances from Federal Home Loan Bank	120,477	66,989
Other liabilities	57,873	59,482

Total liabilities	5,016,821	4,767,712

Minority interest in consolidated subsidiaries	—	426

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 28,213,971 and outstanding 27,045,398 shares at March 28, 2008; issued 28,197,278 and outstanding 27,491,528 shares at June 29, 2007	2,821	2,819
Additional paid-in capital	269,075	268,575
Retained earnings	56,174	39,729
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	(700)	1,417
Deferred compensation, net	2,090	1,644
Treasury stock (1,168,573 shares at March 28, 2008 and 705,750 shares at June 29, 2007, at cost)	(13,172)	(7,737)

Total stockholders’ equity	316,288	306,447

Total liabilities and stockholders’ equity	$5,333,109	$5,074,585

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SWS Group Announces Third Quarter Results / 7

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three and nine months ended March 28, 2008 and March 30, 2007

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended March 28, 2008	Three Months Ended March 30, 2007	Nine Months Ended March 28, 2008	Nine Months Ended March 30, 2007
Revenues:
Net revenues from clearing operations	$3,544	$2,986	$10,632	$9,113
Commissions	27,305	21,963	75,578	65,262
Interest	73,776	73,376	212,630	218,158
Investment banking, advisory and administrative fees	7,564	7,822	26,424	26,247
Net gains on principal transactions	2,056	2,613	5,933	16,466
Other	6,126	5,729	18,557	20,498

Total revenue	120,371	114,489	349,754	355,744
Interest expense	46,299	50,985	135,912	147,592

Net revenues	74,072	63,504	213,842	208,152

Non-Interest Expenses:
Commissions and other employee compensation	44,510	38,856	128,019	120,537
Occupancy, equipment and computer service costs	6,469	6,268	19,367	17,097
Communications	2,493	2,218	7,203	6,507
Floor brokerage and clearing organization charges	(790)	415	1,226	2,691
Advertising and promotional	916	849	2,431	1,908
Other	6,522	3,645	17,851	14,112

Total non-interest expenses	60,120	52,251	176,097	162,852

Income from continuing operations before income tax expense	13,952	11,253	37,745	45,300
Income tax expense	5,360	3,663	14,201	14,722

Income from continuing operations	8,592	7,590	23,544	30,578
Discontinued operations:
Income from discontinued operations	—	45	29	131
Income tax expense	—	(14)	(9)	(41)
Minority interest	—	(4)	(3)	(13)

Income from discontinued operations	—	27	17	77

Net income	8,592	7,617	23,561	30,655
Net income (loss) recognized in other comprehensive income	(1,785)	331	(2,117)	762

Comprehensive income	$6,807	$7,948	$21,444	$31,417

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SWS Group Announces Third Quarter Results / 8

	Three Months Ended March 28, 2008	Three Months Ended March 30, 2007	Nine Months Ended March 28, 2008	Nine Months Ended March 30, 2007
Earnings per share – basic

Income from continuing operations	$0.32	$0.28	$0.86	$1.14
Income from discontinued operations	—	—	—	—

Net income	$0.32	$0.28	$0.86	$1.14

Weighted average shares outstanding – basic	27,098,122	27,248,436	27,334,584	26,856,992

Earnings per share – diluted

Income from continuing operations	$0.32	$0.28	$0.86	$1.13
Income from discontinued operations	—	—	—	—

Net income	$0.32	$0.28	$0.86	$1.13

Weighted average shares outstanding – diluted	27,184,943	27,586,700	27,472,919	27,166,758

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        CONTACT:     Jim Bowman, VP, Corporate Communications, Southwest Securities, 214.859.9335, jbowman@swst.com